EXHIBIT 23.1
                CONSENT OF INDEPENDENT REGISTERED
                     PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-111663 of Florida Rock Industries, Inc. on Form S-8 of our report dated December 1, 2004, and appearing in and incorporated by reference in the Annual Report on Form 10-K of Florida Rock Industries, Inc. for the year ended September 30, 2004.

/s/  DELOITTE & TOUCHE LLP

Jacksonville, Florida
August 3, 2005


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